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           BRIGGS & STRATTON CORPORATION AND CONSOLIDATED SUBSIDIARIES

                                 EXHIBIT NO. 11

                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

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                                                                          Fiscal Year Ended
                                                             -------------------------------------------
                                                             June 27, 1999  June 28, 1998  June 29, 1997
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COMPUTATIONS FOR STATEMENTS OF INCOME

Net income                                                   $     106,101  $      70,645  $      61,565
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Basic earnings per share of common stock:
  Average shares of common stock outstanding                        23,344         24,666         28,551
                                                             =============  =============  =============
  Basic earnings per share of common stock                   $        4.55  $        2.86  $        2.16
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Diluted earnings per share of common stock:
  Average shares of common stock outstanding                        23,344         24,666         28,551
  Incremental common shares applicable to common
    stock options based on the common stock average
    market price during the period                                     114            109            127
  Incremental common shares applicable to restricted
    common stock based on average market price during
    the period                                                         --             --               1
                                                             -------------  -------------  -------------
  Average common shares assuming dilution                           23,459         24,775         28,678
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  Fully diluted earnings per average share of common
    stock, assuming conversion of all applicable securities  $        4.52  $        2.85  $        2.15
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